PROSPECTUS SUPPLEMENT

                            NEW FRONTIER MEDIA, INC.

                        7,283,824 SHARES OF COMMON STOCK

                             PROSPECTUS SUPPLEMENT

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                                JANUARY 15, 1999


          This Prospectus Supplement to Registration Statement on Form SB-2 of New Frontier Media, Inc., a Colorado corporation (the "Company") includes certain amended information contained in the Company's Registration Statement, as well as in the Company's Prospectus dated August 28, 1998 ("Prospectus").

          This Propectus Supplement must be affixed to the Prospectus upon any delivery to an offeree of the Shares and is intended to update and correct certain information in the Prospectus and prior supplements, as follows:

          On October 21, 1998 GCA Strategic Investment Fund Limited purchased from ProFutures Special Equities Fund, L.P. (the "ProFutures Fund"): (i) all of the 8% Convertible Debentures (the "Debentures") issued by the Company and held by the ProFutures Fund; and (ii) all of the Warrants issued by the Company and held the ProFutures Fund. Accordingly, the Prospectus shall be deemed to have been amended to reflect the ownership by GCA Strategic Investment Fund Limited of the Debentures and the Warrants, and each reference in the Prospectus to the ProFutures Fund shall be deemed to be a reference to GCA Strategic Investment Fund Limited.